Exhibit 99.1

Palmer Square Capital BDC Inc. Announces $0.49 Per Share First Quarter 2024 Dividend and Supplemental Dividend Policy

MISSION WOODS, Kansas, March 20, 2024 — Palmer Square Capital BDC Inc. (NYSE: PSBD) ("Palmer Square" or the "Company"), an externally managed business development company, today announced that its board of directors has declared a first quarter 2024 dividend of $0.49 per share, which represents a 12.1% total annualized yield based on the closing stock price on March 14, 2024 of $16.21. Shareholders of record as of March 28, 2024 will receive the dividend payable on April 10, 2024, comprised of a quarterly base distribution of $0.42 per share, and a first quarter 2024 supplemental dividend of $0.07 per share. The supplemental dividend will be paid out of the excess of Palmer Square’s quarterly undistributed net investment income above the base quarterly distribution amount of $0.42 per share.

“We are initiating a base quarterly dividend amount and supplemental dividend policy that reinforces our commitment to enhanced transparency and shareholder alignment,” said Christopher D. Long, Chairman and Chief Executive Officer of Palmer Square. “Our dividend framework speaks to the Board’s confidence in our ability to more than cover our base quarterly dividend amount through our more liquid and diversified investment strategy. Our portfolio is almost entirely composed of first lien investments that we believe offer strong risk mitigation while delivering consistent yield. Our goal for the BDC continues to be delivering long-term total return to our shareholders in the quarters and years ahead.”

Approved by the board, the Company expects to declare a quarterly supplemental dividend each quarter of at least 50% of net investment income above the base quarterly distribution of $0.42 per share.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including, but not limited to, large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities, which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the economy, financial markets, our business, our portfolio companies and our industry. The forward-looking statements in this press release include statements with respect to our future base and supplemental dividends. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Palmer Square's filings with the SEC. Palmer Square undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. Although Palmer Square undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that Palmer Square may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors
Andy Wedderburn-Maxwell
Palmer Square Capital BDC Inc.

+1 (913)-386-9006
Investors@palmersquarebdc.com

Media
Josh Clarkson
Prosek Partners
PSBD@prosek.com